EXHIBIT 99.3

AmeriCredit Corp.

Investor Conference Call

Equity Deal/FSA/Gain on Sale

September 17, 2002

Kim:

Good morning everyone and thank you for joining us this morning. With me today are Clifton Morris, AmeriCredit’s Executive Chairman of the Board; Mike Barrington, CEO and President; and Dan Berce, CFO. Let me remind everyone that topics discussed during this call will include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the annual report on form 10-K for the period ended June 30, 2002. These forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, Company management. Actual events or results may differ materially.

After our prepared remarks, we will have a question and answer session. We want as many of you as possible to be able to ask a question. Therefore, we will move quickly through the queue. With that, I’d like to turn the call over the Mike Barrington. Mike . . .

MIKE:

The purpose of today’s call is to explain and elaborate on the two news releases we issued yesterday evening that detail four major announcements:

1)	We are launching a common stock offering;

2)	We have reached an important agreement with FSA regarding delinquency triggers;

3)	We are moving to on-balance sheet financing for future securitizations – effectively getting off gain-on-sale; and

4)	We plan to add three independent directors to our Board.

As we start our second decade of business this fall, these announcements are clearly charting our course for the years ahead. We are very pleased and excited about the opportunities ahead of us, and we truly believe each component of this transaction will help us make AmeriCredit a stronger company.

The common stock offering proposes to raise 500-million-dollars and will enable us to meet our short-term capital needs and have the capital base to withstand economic and capital markets volatility longer term. The transaction will also provide us with the flexibility we need to change the cash flow dynamics of our securitizations.

I want to reinforce our commitment to moderate our growth. While this has been a goal for some time, we took major steps earlier this year to rationalize the growth rate. As a result, our growth rate came down handily to 25% in the June quarter and the run-rate so far during the September quarter suggests a year-over-year growth rate of about 20%. While we’ve continued to realize year over year growth, looked at a different way, loan originations have been sequentially flat since the March 2002 quarter. Our strategy with the equity offering is to provide a much greater portion of the upfront credit enhancement in our securitizations. To do so, we must slow our growth and keep it there. With the Company’s anticipated capital levels and liquidity from the equity transactions, a mid-teens growth rate can be achieved under this strategy perpetually.

Next, the agreement with FSA provides for an increase in delinquency triggers for the six monthly periods September 2002 to February 2003. This substantially reduces the likelihood of an increase in credit enhancement, or the trapping of cash in the trusts, during the period that our delinquency is seasonally higher.

We also plan to modify the structure of future securitizations so that they will no longer qualify for sale treatment, eliminating the use of gain-on-sale accounting. We believe, and some of our stakeholders have told us, that on-balance sheet accounting will make it easier for all our stakeholders to understand our business and assess our financial results over time.

Lastly, we plan to add three independent directors to our Board. The Board will be looking for strong candidates from outside the Company who will bring knowledge and skills that can strengthen our corporate governance and oversight. We are not afraid to be held accountable. We believe an expanded board with more independence will give the market even more comfort in our goals, strategies, and reported financial results.

These initiatives we’re announcing today are bold, but we believe they are vital for AmeriCredit to increase long-term shareholder value. To discuss these in more detail, I’m going to turn the call over to Dan.

DAN:

Thanks, Mike. We’ve been working very hard over the last several weeks to develop these initiatives, and I want to begin by saying I feel very good about the steps we are taking. As Mike said, our plan will set us on a new course; so let me tell you how we’re going to get underway.

First, let’s look at moving to on-balance sheet financing, and getting off gain-on-sale.

I.
As you know, all of our securitization transactions since 1995 have been structured to meet the requirements of Statement of Financial Accounting Standards #140, which dictates the use of gain-on-sale for revenue recognition. We have heard from our stakeholders over time, and they have expressed how difficult and time consuming it is to understand this GAAP accounting treatment. As a result of this feedback, we had previously provided pro forma portfolio-based earnings data, which presented the profitability of AmeriCredit’s portfolio removing the effects of gain-on-sale.

Recently, however, during a routine review of our filings by the Securities and Exchange Commission, the SEC discussed the pro forma presentation with us, and consistent with their stance on pro forma presentations in general, requested that we no longer provide this information. Because of our commitment to provide transparency into our business, we have elected to structure our future securitizations as on-balance sheet financings in accordance with GAAP. This structure eliminates the requirement to record a gain-on-sale. We have always managed our business based on portfolio profitability and believe that using on-balance sheet financing treatment for our securitizations will be easier for investors and our employees to understand. This change will also give us more flexibility in our funding strategies since we will no longer need to match securitization activity to quarterly loan originations.

Let me make one thing very clear: This is a change in timing of revenue recognition only. This does not change the economics of our business, nor does it change the timing of our cash flow generation. All this does is make the business model easier to evaluate on the face of our financials.

II.
This current September quarter will mark the last quarter in which gain-on-sale is used. All receivables securitized going forward will remain on our balance sheet, as will the outstanding asset-backed debt.

III.
It is important to note that this change in the structure of our securitizations is not and cannot be made retroactive. All outstanding trusts today were structured to record a gain on sale. As these trusts pay down, the credit enhancement assets on the balance sheet – which include the interest-only receivable, investment in trust and restricted cash—will decline over time.

So how do we structure our future securitizations so that they will qualify for on-balance sheet financing treatment? We will use a common practice, employed by other finance companies, of having a premium call on a portion of the asset-backed bonds, which will eliminate gain-on-sale treatment. We will still maintain a par clean-up call when the outstanding balance reaches 10%.

Credit enhancement requirements for new transactions will be similar to existing transactions. We will continue to utilize both bond insured and senior subordinated structures in our program. An upfront cash deposit will still be required and overcollateralization will be utilized. However, there will be no interest-only on the balance sheet, or gain-on-sale revenue in the income statement, because the net interest margin on the securitized assets will be recognized into earnings over time.

One last important point with respect to this change is instead of making a cumulative credit loss assumption and imbedding this in the gain-on-sale and the I/O, we will be provisioning over time for future losses on new loan originations through our income statement. This provisioning will build an allowance for credit losses on the balance sheet.

In analyzing the appropriate credit loss provision, we determined that developing and then maintaining an allowance for credit losses equal to approximately 18 months of estimated probable future losses is in line with industry standards. During our period of transition – while we are building our on-balance sheet portfolio and the serviced portfolio is paying down – our earnings will be reduced as the allowance for losses is built through higher than normal provisions. For example, for loans originated every month, we will expense an amount for estimated probable losses over the next 18 months while initially having only one month of finance charge revenue to offset the provision.

The transition period is expected to last approximately two years during which time the serviced portfolio will run off, the on-balance sheet portfolio grows, and the allowance for on-balance sheet accounts is built.

Before we move on to earnings forecasts, I want to point out that we do not plan to make any material valuation adjustments to our credit enhancement assets, including the I/O, at September 30. As always, going forward, these valuations are subject to changes in the economic environment.

IV.	So, how will moving to this on-balance sheet structure impact reported earnings?

a.    In terms of net income:

The September 2002 quarter’s net income guidance of 55-to-60-million dollars, or approximately 62 to 68 cents per share on today’s share base, includes the last of the gain-on-sale revenue. We originally offered guidance of a dollar six to a dollar nine in earnings per share for this period. The forecast is now lower because, even though we will record a gain-on-sale for securitizations in the September quarter, we will also be providing loss provision for a growing on-balance sheet portfolio of 54-to-57 cents pre-tax. In addition, we will be recording a charge of around 10 cents pre-tax for the warrants granted to FSA.

b.    For the December 2002 quarter:

We will report a significant provision for losses to increase the allowance as the on-balance sheet portfolio grows. This will be the first quarter that there will be no gain-on-sale revenue. We will have low net finance charge income from the relatively small on-balance sheet portfolio, yet an 18-month forward provision for losses on loans originated during the quarter. For the quarter we expect to report a small loss.

c.	For Fiscal Year 2003:
Earnings will reflect three full quarters of on-balance sheet transactions. Earnings are expected to be between 80 and 90 million dollars.

d.	Calendar year 2003:
This will mark AmeriCredit’s first full year as a portfolio lender with no gain-on-sale revenue. We expect earnings to be in the range of 160-to-170 million dollars.

Even though haven’t provided guidance, subsequently we would expect our earnings to grow rapidly as the on balance sheet portfolio grows from a very small base.

As you can see, the first quarter that the change is fully effective results in reduced income because there is no non-cash gain to offset the non-cash provision for losses. However, as the new on-balance sheet portfolio grows from the small initial base, earnings will increase commensurately. We anticipate it will take approximately two years at the anticipated lower growth rate to approach the earnings we recorded in the June 2002 quarter, which included gain on sale revenue in a much higher growth rate environment.

Our earnings forecast incorporates our goal to continue reducing operating expenses as a percent of the managed portfolio. In addition, our outlook for credit losses has not changed from when we last visited in early August. We still expect relative stability in credit loss trends. This means losses in the 5.0 to 5.4% range for the foreseeable future. As a reminder, this forecast is based on today’s outlook for a sluggish economy and continued pressure in the used car auction markets.

During the transition period, we will continue to provide data in our press releases, both in dollars and percentages, so that investors can continue to track the economics of the business while the financial statements are mixed.

Now, we’ve talked about accounting and transparency. Let’s move on to capital and liquidity.

First, our agreement with FSA. Our agreement with FSA alleviates a concern about near-term reductions in our operating cash flow. As most of you know, there are three performance triggers in our bond-insured transactions: delinquency, default and net loss. The delinquency performance is expected to be near or exceed the previously allowable level this winter in some of the securitizations. This is due to normal seasonal pressure on top of economic weakness.

Seasonally, the portfolio delinquency levels decline in the spring. Therefore, to ensure that we do not exceed the normal allowable delinquency level, we negotiated higher triggers for the six monthly periods September through February. As a result, we have greatly reduced the likelihood that we will have trapped cash flow in the trusts during this time.

In consideration, FSA is receiving warrants to purchase approximately 1.3 million common shares, which are exercisable for five years at a 20% premium above market. There will also be a 2½ increase in insurance fees.

Second, and more important to our long-term financial flexibility, is the proposed offering of common stock we announced earlier today.

AmeriCredit has launched a proposed public offering of common stock totaling 500-million-dollars, plus up to an additional 75-million-dollars to cover over-allotments, if there are any. The Company intends to use the proceeds from the offering to provide a greater portion of the upfront credit enhancement required on future securitization transactions resulting in earlier distribution of cash from the securitizations. This would bring the Company’s operating cash flow more in line with our new method of recording earnings and more aligns cash flow with growth.

Right now, it takes us 15 to 18 months to begin receiving cash out of a transaction due to the very small upfront deposit. By leveraging this deposit and requiring the securitization to build its own credit enhancement, it has delayed cash flow to the Company, even though a significant amount of cash is generated in the early months. By having the ability to make larger upfront deposits, we will begin receiving cash much earlier during this time of strong cash flow generation.

As the press release says, Friedman Billings Ramsey will be managing the transaction. FBR Asset Management has committed 35-million-dollars to the Company in a private placement of common stock. Additionally, several board members, including our Chairman Clifton Morris, Mike Barrington and myself, have placed orders for a total of two-million-dollars.

I will now turn the call back to Mike Barrington.

MIKE:

Thanks, Dan.

Over the past decade, AmeriCredit has shown that it can manage credit quality in good times and bad and get results within our expectations. Now is the time to address the other risks in our business and take those off the table. To review the rationale for this offering and its proposed components, the structure allows us to fully fund our future growth, to self-finance 15% growth in perpetuity. It removes the risk of reduced cash flow from trigger violations. It addresses rating agency concerns relative to leverage. It simplifies our reported earnings, future earnings will be more closely aligned with cash flow. And most importantly, it permits the company to fully capitalize on our strong market opportunity as the leader in the industry. In managements view by taking these specific actions, investors and shareholders will be able to focus solely on what’s important and that’s the economic strength of our business model. At the end of the assessment these steps are the right things to do

This concludes our prepared remarks and we will now open up the call for questions.

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